As filed with the Securities and Exchange Commission on April 1, 2022

Registration No. 333-259247

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 2

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GREENIDGE GENERATION HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	7374	86-1746728
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

135 Rennell Drive, 3rd Floor

Fairfield, CT 06890

(315) 536-2359

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeffrey E. Kirt

Chief Executive Officer

135 Rennell Drive, 3rd Floor

Fairfield, CT 06890

(315) 536-2359

(Names, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Chris Zochowski

Kristina Trauger

Shearman & Sterling LLP

401 9th Street, NW Suite 800

Washington, DC 20004

(202) 508-8000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the

Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the

Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

We are filing this post-effective Amendment No. 2 to our registration statement on Form S-1, initially filed on September 1, 2021 (File No. 333-259247), as amended on September 13, 2021 and declared effective on September 14, 2021 by the U.S. Securities and Exchange Commission (the “SEC”) and as further amended by Post-Effective Amendment No. 1 filed on September 15, 2021 (as amended, the “Registration Statement”) to include certain revised information contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which was filed with the SEC on March 31, 2022, and to update certain other information in the Registration Statement, including our consolidated financial statements as of and for the year ended December 31, 2021.

No additional securities are being registered under this post-effective Amendment No. 2. All applicable registration fees were paid at the time of the original filings of the Registration Statement on September 1, 2021 and September 13, 2021.

As filed with the Securities and Exchange Commission on April 1, 2022

Registration No. 333-259247

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 2

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GREENIDGE GENERATION HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	7374	86-1746728
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

135 Rennell Drive, 3rd Floor

Fairfield, CT 06890

(315) 536-2359

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeffrey E. Kirt

Chief Executive Officer

135 Rennell Drive, 3rd Floor

Fairfield, CT 06890

(315) 536-2359

(Names, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Chris Zochowski

Kristina Trauger

Shearman & Sterling LLP

401 9th Street, NW Suite 800

Washington, DC 20004

(202) 508-8000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the

Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the

Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED April 1, 2022

PRELIMINARY PROSPECTUS

GREENIDGE GENERATION HOLDINGS INC.

10,458,474 Shares of

Class A Common Stock

This prospectus relates to the resale of 10,458,474 shares of class A common stock, $0.0001 par value, of Greenidge Generation Holdings Inc. (“Greenidge”) that may be sold from time to time by the selling stockholders named in this prospectus, which includes:

•	6,966,974 shares of class A common stock; and

•	3,491,500 shares of class A common stock issuable upon conversion of class B common stock.

On September 14, 2021, we consummated the transactions contemplated by that certain Agreement and Plan of Merger, dated as of March 19, 2021, (the “Merger Agreement”), by and among Greenidge, Support.com, Inc. (“Support.com”) and GGH Merger Sub, Inc. (“Merger Sub”). As contemplated by the Merger Agreement, Merger Sub merged with and into Support.com, the separate corporate existence of Merger Sub ceased and Support.com survived as a wholly owned subsidiary of Greenidge (such transaction, the “Merger”).

We are registering the resale of (i) shares of class A common stock as required by the registration rights agreement, dated as of January 29, 2021, entered into by and among Greenidge and the investors of our series A preferred stock listed on Schedule A thereto and (ii) additional shares of class A common stock held by certain other stockholders.

Our registration of the securities covered by this prospectus does not mean that the selling stockholders will offer or sell any of the shares of outstanding class A common stock. The selling stockholders may offer, sell or distribute all or a portion of their shares of outstanding class A common stock publicly or through private transactions at prevailing market prices or at negotiated prices. We provide more information about how the selling stockholders may sell the shares in the section entitled “Plan of Distribution.” We will not receive any proceeds from the sales of outstanding class A common stock by the selling stockholders.

Trading of our class A common stock began on The Nasdaq Global Select Market on September 15, 2021 under the trading symbol “GREE.” On March 31, 2022, the closing sale price of our common stock as reported by The Nasdaq Global Select Market was $8.60.

Our class B common stock is not publicly traded. Holders of class A common stock and holders of class B common stock have substantially identical rights, except that holders of class A common stock are entitled to one vote per share and holders of shares of class B common stock are entitled to ten votes per share. Holders of class A common stock and holders of class B common stock vote together as a single class on all matters submitted to a vote of stockholders, unless otherwise required by law or our charter. Each share of class B common stock may be converted into a share of class A common stock at any time at the election of the holder.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), and are subject to reduced public company reporting requirements.

We are also a “controlled company” under the rules of The Nasdaq Stock Market LLC (“Nasdaq”) and may take advantage of certain corporate governance exemptions afforded to a “controlled company” under the rules of Nasdaq.

Investing in our class A common stock involves a high degree of risk. See “Risk Factors” beginning on page 7 of this prospectus and in the documents incorporated by reference in this prospectus to read about factors you should consider before you make an investment decision.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2022

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC using the “shelf” registration process. Under the shelf registration process, the selling stockholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such selling stockholders of the securities offered by them described in this prospectus.

You should rely only on the information contained in or incorporated by reference into this prospectus. Neither we nor the selling stockholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the selling stockholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the selling stockholders will make an offer to sell these securities in any jurisdiction where such offer or sale are not permitted. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

The selling stockholders and their permitted transferees may use this prospectus to sell securities from time to time through any means described in the section titled “Plan of Distribution.” More specific terms of any securities that the selling stockholders and their permitted transferees offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement or post-effective amendment modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the section of this prospectus titled “Where You Can Find More Information.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes certain statements that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical fact are forward-looking statements for purposes of federal and state securities laws. These forward-looking statements involve uncertainties that could significantly affect our financial or operating results. These forward-looking statements may be identified by terms such as “anticipate,” “believe,” “continue,” “foresee,” “expect,” “intend,” “plan,” “may,” “will,” “would,” “could” and “should” and the negative of these terms or other similar expressions. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Forward-looking statements in this document include, among other things, statements regarding our business plan, business strategy and operations in the future. In addition, all statements that address operating performance and future performance, events or developments that are expected or anticipated to occur in the future, including statements relating to creating value for stockholders, benefits of the Merger to our customers, vendors, employees, stockholders and other constituents, are forward-looking statements. As used herein, “we,” “us,” “our” and “Greenidge” refer to Greenidge Generation Holdings Inc. together with its consolidated subsidiaries.

Forward-looking statements are subject to a number of risks, uncertainties and assumptions. Matters and factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include but are not limited to the matters and factors described in the section “Risk Factors” of this prospectus and in the documents incorporated by reference in this prospectus, as well as statements about or relating to or otherwise affected by:

•	the ability to recognize the anticipated objectives and benefits of an expansion into multiple data centers in Texas;

•	the ability to negotiate or execute definitive documentation with respect to potential expansion sites on terms and conditions that are acceptable to Greenidge, whether on a timely basis or at all;

•	the ability to successfully complete and finance the development of a data center in Spartanburg, South Carolina;

•	the ability to recognize the anticipated objectives and any benefits of the Merger, including the anticipated tax treatment of the Merger;

•

changes in applicable laws, regulations or permits affecting our operations or the industries in which we operate, including regulation regarding power generation, cryptocurrency usage and/or cryptocurrency mining;

•	any failure by us to obtain acceptable financing with regard to our growth strategies or operations;

•	fluctuations and volatility in the price of bitcoin and other cryptocurrencies;

•	loss of public confidence in, or use cases of, bitcoin and other cryptocurrencies;

•	the potential of cryptocurrency market manipulation;

•	our ability to maintain a carbon neutral datacenter operation;

•	the economics of mining cryptocurrency, including as to variables or factors affecting the cost, efficiency and profitability of datacenter operations;

•

the availability, delivery schedule and cost of equipment necessary to maintain and grow our business and operations, including datacenter equipment and equipment meeting the technical or other specifications required to achieve our growth strategy;

•

the possibility that we may be adversely affected by other economic, business or competitive factors, including factors affecting the industries in which we operate or upon which we rely and are dependent;

•	the ability to expand successfully to other facilities, mine other cryptocurrencies or otherwise expand our business;

•	changes in tax regulations applicable to us, our assets or cryptocurrencies, including bitcoin;

•	any litigation involving us;

•	costs and expenses relating to cryptocurrency transaction fees and fluctuation in cryptocurrency transaction fees;

•

the condition of our physical assets, including that our operating facility may realize material, if not total, loss and interference as a result of equipment malfunction or break-down, physical disaster, data security breach, computer malfunction or sabotage; and

•	the actual and potential impact of the COVID-19 pandemic.

Consequently, all of the forward-looking statements made in this prospectus are qualified by the information contained herein, including the information contained under this caption and the information under the section “Risk Factors” of this prospectus and in the documents incorporated by reference in this prospectus. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements.

You should not put undue reliance on forward-looking statements. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do occur, what impact they will have on the results of our operations, financial condition or cash flows. Actual results may differ materially from those discussed in this prospectus. All forward-looking statements speak only as of the date of this prospectus and we do not assume any duty to update or revise forward-looking statements, whether as a result of new information, future events, uncertainties or otherwise, as of any future date.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus and in the documents incorporated by reference herein. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. You should carefully read the entire prospectus, including the risks associated with an investment in our company discussed in the “Risk Factors” section of this prospectus and incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, before making an investment decision. Some of the statements in this prospectus are forward-looking statements. See the section titled “Cautionary Statement Regarding Forward-Looking Statements.”

Our Company

Overview

Cryptocurrency Datacenter and Power Generation Segment Overview

We are a vertically integrated cryptocurrency datacenter and power generation company. We own and operate facilities at two locations: the Town of Torrey, New York and Spartanburg, South Carolina. Our historical operations within this segment comprise two primary revenue sources:

•

Cryptocurrency Datacenters. As of December 31, 2021, our cryptocurrency datacenters in New York and South Carolina housed bitcoin mining capacity of 51 MW and approximately 1.4 EH/s. Our cryptocurrency datacenter operations generate revenue in the form of bitcoin by earning bitcoin as rewards and transaction fees for supporting the global bitcoin network with application-specific integrated circuit computers (“ASICs” or “miners”) owned or leased by us. We currently convert most of our earned bitcoin into U.S. dollars. To a lesser extent, we have generated revenues in U.S. dollars from third parties for hosting and maintaining their ASICs; however, these contracts expired during 2021. We intend to rapidly increase our cryptocurrency datacenter capacity by increasing the number of ASICs we own in order to increase our revenue.

•

Independent Electric Generation. We own and operate a 106 MW power generation facility that is connected to the New York Independent Systems Operator (the “NYISO”) which operates New York state’s power grid. We sell electricity to the NYISO at all times when the plant is running and we increase or decrease the amount of electricity sold based on prevailing prices in the wholesale electricity market and demand for electricity. Based upon levels of demand and prevailing prices for electricity, we may temporarily curtail operations at our cryptocurrency datacenter located at our power generation facility in order to meet the demand for electricity. In addition, we receive revenues from the sale of our capacity and ancillary services in the NYISO wholesale market.

Owning power generation assets and designing and operating our own datacenters and miners have allowed us to operate without relying on variable third-party power purchase agreements or hosting agreements that may be subject to renegotiation, counter-party risk or other cost volatility. Our datacenter operations in New York are powered by electricity generated directly by our power plant, which is referred to as “behind-the-meter” power as it is not subject to transmission and distribution charges from local utilities. As of December 31, 2021, our owned ASICs had the capacity to consume approximately 51 MW of electricity.

We believe that this behind-the-meter power generation capability provides a stable, cost-effective source of power for datacenter activities. Our primary business objective is to grow revenue by (i) executing our plan to increase cryptocurrency datacenter capacity at our current facilities in New York and South Carolina and (ii) acquiring additional locations, both with or without captive power sources, including locations supplied by low-carbon and zero-carbon electricity.

On June 1, 2021, we commenced a program of offsetting the carbon footprint associated with our cryptocurrency datacenter operations by purchasing certified, domestic carbon offset credits in an amount sufficient to the carbon emissions associated with our datacenter operations. The offsets we purchased in 2021 have been certified by either the American Carbon Registry or the Climate Action Reserve, and we intend to continue to pursue this strategy going forward.

Support Services Segment Overview

On September 14, 2021, GGH Merger Sub, Inc. (“Merger Sub”), a wholly owned subsidiary of Greenidge, merged with and into Support.com, Inc. (“Support.com”), with Support.com continuing as the surviving corporation (the “Merger”) and a wholly owned subsidiary of Greenidge, pursuant to the Agreement and Plan of Merger, dated March 19, 2021 (the “Merger Agreement”), among Greenidge, Support.com and Merger Sub.

Our Support Services segment consists of the Support.com business and provides customer and technical support solutions delivered by home-based employees. Support.com’s homesourcing model, which enables outsourced work to be delivered by people working from home, has been specifically designed for remote work, with attention to security, recruiting, training, delivery, and employee engagement. See “—Support Services Segment” for additional information regarding our Support Services segment.

Recent Developments

Financings

In March 2022, we entered into two financing arrangements: a $26.5 million Bridge Promissory Note (the “Bridge Promissory Note”) in favor of B. Riley Commercial Capital, LLC, as noteholder and an $81.0 million Master Equipment Financing Agreement (the “NYDIG Financing Agreement”) with NYDIG ABL LLC that was partially funded under loan schedules on March 21, 2022. The Bridge Promissory Note bears interest at a rate of 6% per annum and matures on July 20, 2022, subject to up to five 30-day extensions that may be elected by the Company provided there is no Event of Default, as defined in the agreement. The Bridge Promissory Note is guaranteed by certain of the Company’s wholly-owned subsidiaries, Greenidge South Carolina LLC, GSC RE LLC and 300 Jones Road LLC and secured by a first priority mortgage lien on certain real property together with related improvements, fixtures and personal property located at 300 Jones Road in Spartanburg, South Carolina.

The loan schedules funded under the NYDIG Financing Agreement on March 21, 2022 bear interest at a rate of 13% per annum and have terms of 25 months. The remaining loan schedules will be funded to finance the acquisition of certain bitcoin miners and related equipment. Our wholly-owned subsidiaries GTX Gen 1 Collateral LLC, GNY Collateral LLC and GSC Collateral LLC (the “Borrowers”) obligations under the NYDIG Financing Agreement are fully and unconditionally guaranteed by the Company. Outstanding borrowings under the NYDIG Financing Agreement are secured by all assets of the Borrowers including without limitation the Financed Equipment and proceeds thereof (including bitcoin).

First Quarter 2022

We anticipate having approximately 19,400 miners at our datacenters in New York and South Carolina as of March 31, 2022 with approximately 1.6 EH/s of capacity. Approximately 17% of the hash rate capacity is located at our second facility in Spartanburg, SC. We have approximately 29,600 additional miners scheduled for delivery from Bitmain throughout the balance of 2022 representing approximately 3.1 EH/s in additional capacity and have over $135 million of cash on deposit with Bitmain associated with the purchase agreements for these miners. In the twelve months ended March 31, 2022, we have taken delivery of approximately 11,800 miners, of which 97% arrived as scheduled, with only approximately 370 delayed due primarily to freight vendor performance and a brief COVID-related lockdown in Malaysia during 2021.

We have liquidity of over $115 million as of March 31, 2022 consisting of over $90 million in cash and fair value of cryptocurrency holdings and over $25 million in undrawn financing commitments.

In late March, at the request of the New York State Department of Environmental Conservation (the “Department”), we agreed to extend, for a second time, the deadline for the Department to complete its review of the renewal application for the Title V Air Permit at our New York facility. The application was deemed complete by the Department in September 2021 and this second extension is to June 30, 2022. We continue to operate in New York without interruption during this period and intend to continue to work constructively with the Department to finalize a permit renewal. See “Risk Factors” in this prospectus and the documents incorporated by reference herein for more information.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” under Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are am emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay,” “say-on-frequency” and pay ratio; and

•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues are $1.07 billion or more, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our class A common stock that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Controlled Company Exemption

Atlas and its affiliates currently control approximately 90% of the voting power of our outstanding capital stock and have the power to elect a majority of our directors. Pursuant to Nasdaq listing standards, a company of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company qualifies as a “controlled company.” As a controlled company, we are exempt from certain Nasdaq corporate governance requirements, including the requirements to have (i) a board comprised of a majority of independent directors; (ii) compensation of executive officers determined by a majority of the independent directors or a compensation committee comprised solely of independent directors; and (iii) director nominees selected or recommended for our board either by a majority of the independent directors or a nominating committee comprised solely of independent directors. If we cease to be a “controlled company” and our shares continue to be listed on Nasdaq, we will be required to comply with these standards and, depending on the independence - determination with respect to our then-current directors, we may be required to add additional directors to our board in order to achieve such compliance within the applicable transition periods.

Corporate Information

Our principal executive offices are located at 135 Rennell Drive, 3rd Floor Fairfield, CT 06890, and our telephone number is (315) 536-2359. We maintain a website at www.greenidge.com. Information on our website is not incorporated by reference into or otherwise part of this prospectus.

Summary Risk Factors

An investment in our class A common stock involves a high degree of risk. You should carefully consider the risks summarized below. These risks are discussed more fully in the “Risk Factors” section of this prospectus and in the documents incorporated by reference herein. These risks include, but are not limited to, the following:

Risks Related to Our Business

•

Our business and operating plan may be altered due to several external factors, including but not limited to market conditions, the ability to procure equipment in a quantity, cost and timeline consistent with our business plan; the ability to identify and acquire additional locations to replicate the operating model in place at our existing cryptocurrency datacenter and power generation facility; and the ability to integrate the Support Services segment within our overall business plan.

•	It may take significant time, expenditure or effort for us to grow our business, including our bitcoin datacenter operations, through acquisitions, and our efforts may not be successful.

•

The loss of any of our management team, an inability to execute an effective succession plan, or an inability to attract and retain qualified personnel could adversely affect our results of operations, strategy and financial performance.

•	We have been, are currently, and may be in the future, the subject of legal proceedings, including governmental investigations, relating to our products or services.

•

We have a limited operating history, with operating losses as we have grown. If we are unable to sustain greater revenues than our operating costs of cryptocurrency datacenter and power generation operations, as well as expansion plans, we will resume operating losses, which could negatively impact our results of operations, strategy and financial performance.

•

While we have multiple sources of revenue from our business and operations, our revenues are largely dependent on the single natural gas power generation facility that we operate. Any disruption to our single power plant would have a material adverse effect on our business and operations, as well as our results of operations and financial condition.

•

As the aggregate amount of computing power, or hash rate, in the bitcoin network increases, the amount of bitcoin earned per unit of hash rate decreases; as a result, in order to maintain our market share, we may have to incur significant capital expenditures in order to expand our fleet of miners.

•	The properties utilized by us in our cryptocurrency datacenter operations may experience damage, including damage not covered by insurance.

•	Our bitcoin may be subject to loss, theft or restriction on access.

•

If bitcoin or other cryptocurrencies are determined to be investment securities, and we hold a significant portion of our assets in such cryptocurrency, investment securities or non-controlling equity interests of other entities, we may inadvertently violate the Investment Company Act or other securities laws. We could incur large losses to modify our operations to avoid the need to register as an investment company or could incur significant expenses to register as an investment company or could terminate operations altogether.

•	There has been limited precedent set for financial accounting of digital assets and so it is unclear how we will be required to account for digital asset transactions.

•

Regulatory changes or actions may alter the nature of an investment in us or restrict the use of bitcoin in a manner that adversely affects our business prospects, our results of operations and financial condition.

•	We are subject to risks related to Internet disruptions, which could have an adverse effect on our ability to mine bitcoin.

•	Our future success will depend significantly on the price of bitcoin, which is subject to risk and has historically been subject to wide swings and significant volatility.

•	We may not be able to compete effectively against other companies, some of whom have greater resources and experience.

•	The impact of geopolitical and economic events on the supply and demand for bitcoin is uncertain.

•	Bitcoin miners and other necessary hardware are subject to malfunction, technological obsolescence, the global supply chain and difficulty and cost in obtaining new hardware.

•

We face risks and disruptions related to the COVID-19 pandemic and supply chain issues, including in semiconductors and other necessary datacenter components, which could significantly impact our operations and financial results.

•	We may not adequately respond to rapidly changing technology.

•	A failure to properly monitor and upgrade the bitcoin network protocol could damage the bitcoin network which could, in turn, have an adverse effect on our business.

•

Over time, incentives for bitcoin miners to continue to contribute processing power to the bitcoin network may transition from a set reward to transaction fees. If the incentives for bitcoin mining are not sufficiently high, we may not have an adequate incentive to continue datacenter operations.

•

Our operations and financial performance may be impacted by fuel supply disruptions, price fluctuations in the wholesale power and natural gas markets, and fluctuations in other market factors that are beyond our control.

•

A substantial portion of revenue generated by our Support Services segment is attributable to a limited number of clients. The loss or reduction in business from any of these clients could adversely affect its business and results of operations.

Risks Related to the Ownership of Our Common Stock

•	The market price, trading volume and marketability of our class A common stock may, from time to time, be significantly affected by numerous factors beyond our control.

•

The dual class structure of our common stock will have the effect of concentrating voting power with Atlas and its affiliates, which may depress the market value of the class A common stock and will limit a stockholder or a new investor’s ability to influence the outcome of important transactions, including a change in control.

•

Because we are a “controlled company” within the meaning of the Nasdaq listing rules, stockholders may not have certain corporate governance protections that are available to stockholders of companies that are not controlled companies.

THE OFFERING

Common stock offered by selling stockholders:	This prospectus relates to the resale of 10,458,474 shares of class A common stock that may be sold from time to time by the selling stockholders named in this prospectus, which includes:

• 6,966,974 shares of class A common stock; and

• 3,491,500 shares of class A common stock issuable upon conversion of class B common stock

Shares outstanding (as of March 25, 2022):	12,836,565 shares of class A common stock and 28,526,372 shares of class B common stock

Use of proceeds:	We will not receive any proceeds from the sales of outstanding class A common stock by the selling stockholders.

Risk factors:	Investing in our securities involves a high degree of risk and purchasers of our securities may lose their entire investment. See the section titled “Risk Factors” included or incorporated by reference in this prospectus and other information included elsewhere in this prospectus for a discussion of factors you should carefully consider before deciding to invest our securities.

Nasdaq ticket symbol:	Our class A common stock is listed on The Nasdaq Global Select Market under the trading symbol “GREE.”

The number of shares outstanding excludes:

•	583,080 shares of class A common stock issuable upon exercise of outstanding options under our 2021 Equity Incentive Plan (the “2021 Plan”) at a weighted average exercise price of $6.01 per share;

•	516,987 shares of class A common stock issuable upon the vesting of outstanding restricted stock units under the 2021 Plan; and

•	up to 1,827,080 additional shares of class A common stock that are reserved for issuance under the 2021 Plan.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully read and consider all of the risks described in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2021 and other subsequent filings made with the SEC, which are incorporated by reference into this prospectus.

The risks and uncertainties incorporated by reference into this prospectus are not the only ones we face. Additional risks and uncertainties not presently known or which we consider immaterial as of the date hereof may also have an adverse effect on our business. If any of the matters discussed in the risk factors incorporated by reference were to occur, our financial condition, business and results of operations (including cash flows) may be materially adversely affected. In that event, the market price of our class A common stock could decline, and you could lose all or part of your investment.

USE OF PROCEEDS

We will not receive any proceeds from the sale of class A common stock by the selling stockholders.

The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred by them in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees and fees and expenses of our counsel and our accountants.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. Our policy is to retain all earnings, if any, to provide funds for the operation and expansion of our business and we do not anticipate paying any cash dividends in the foreseeable future. The declaration of dividends, if any, will be subject to the discretion of our board, which may consider such factors as our results of operations, financial condition, capital needs and acquisition strategy, among others. Under the Bridge Promissory Note entered into in March 2022 that matures on July 20, 2022, subject to up to five 30-day extensions that may be elected by the Company, the Company is restricted from paying dividends.

SELLING STOCKHOLDERS

The following table was prepared based on information provided to us by the selling stockholders. It sets forth the name and address of the selling stockholders, the aggregate number of shares of common stock that the selling stockholders may offer pursuant to this prospectus, and the beneficial ownership of the selling stockholders both before and after the offering.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares that they beneficially own, subject to applicable community property laws. Unless otherwise indicated in the footnotes below, based on the information provided to us by or on behalf of the selling stockholders, no selling stockholder is a broker-dealer or an affiliate of a broker-dealer.

For purposes of computing percentage ownership after this offering, we have assumed that all class B common stock held by the selling stockholders will be converted to class A common stock and sold in this offering. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have deemed to be outstanding all common stock subject to options, warrants or other convertible securities held by that person or entity that are currently exercisable or releasable or that will become exercisable or releasable within 60 days of March 25, 2022. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. See descriptions of our securities in more detail below under “Description of Securities.”

Unless otherwise indicated, the address of each person listed in the table below is c/o Greenidge, 135 Rennell Drive, 3rd Floor Fairfield, CT 06890.

	Common Stock Beneficially Owned Prior to this Offering						Class A Common Stock Beneficially Owned After this Offering
Name of Selling Stockholder	Class A Common Stock		Class B Common Stock		Percent Total Voting Stock(1)	Number of Class A Common Stock Being Offered	Shares	Percent(1)
Atlas Capital Resources (A9) LP(2)	0	*	19,202,652	67.3%	64.4%	2,000,000	17,202,652	41.6%
Atlas Capital Resources (A9-Parallel) LP(2)	0	*	6,895,120	24.2%	23.1%	720,000	6,175,120	14.9%
Atlas Capital Resources (P) LP(2)	0	*	702,528	2.5%	2.4%	73,000	629,528	1.5%
Dale Irwin, President(3)	0	*	772,444	2.7%	2.6%	80,000	692,444	1.7%
George (Ted) Rogers, Vice Chairman(4)	0	*	160,000	*	*	16,000	144,000	*
Rothaupt Grantor Retained Annuity Trust 2021(5)	0	*	80,000	*	*	8,000	72,000	*
Daniel Rothaupt, Director(6)	0	*	62,420	*	*	7,000	55,420	*
Timothy Lowe, Director(7)	0	*	71,208	*	*	7,500	63,708	*

	Common Stock Beneficially Owned Prior to this Offering						Class A Common Stock Beneficially Owned After this Offering
Name of Selling Stockholder	Class A Common Stock		Class B Common Stock		Percent Total Voting Stock(1)	Number of Class A Common Stock Being Offered	Shares	Percent(1)
Foundry Digital LLC(8)	0	*	160,000	*	*	160,000	0	*
B. Riley Securities, Inc.(9)	344,800	2.7%	0	*	*	344,800	0	*
BRF Investments, LLC(10)(11)	800,000	6.2%	0	*	*	800,000	0	*
210 Capital, LLC(12)	862,174	6.7%	420,000	1.5%	1.4%	1,282,174	0	*
Whitefort Capital Master Fund, LP(10)(13)	520,000	4.1%	0	*	*	520,000	0	*
Kershner Trading Americas, LLC(10)(14)	416,000	3.2%	0	*	*	416,000	0	*
Nokomis Capital Master Fund, LP(10)(15)	320,000	2.5%	0	*	*	320,000	0	*
Voss Value Master Fund, LP(10)(16)	320,000	2.5%	0	*	*	320,000	0	*
Knott Partners LP(10)(17)	304,000	2.4%	0	*	*	304,000	0	*
Ardsley Partners Renewable Energy Fund, L.P.(10)(18)	240,000	1.9%	0	*	*	240,000	0	*
Bakay Capital Management, LLC(10)(19)	196,000	1.5%	0	*	*	196,000	0	*
Bakay Capital Fund, LP(10)(20)	196,000	1.5%	0	*	*	196,000	0	*
Pacific Capital Management LLC (10)(21)	148,000	1.2%	0	*	*	148,000	0	*
John B. Berding(10)(22)	128,000	1.0%	0	*	*	128,000	0	*
John B. Berding Irrevocable Children’s Trust(10)(23)	128,000	1.0%	0	*	*	128,000	0	*
Denman Street, LLC(10)(24)	120,000	0.9%	0	*	*	120,000	0	*
Valley High Limited Partnership(10)(25)	120,000	0.9%	0	*	*	120,000	0	*
David. A. Durkin(10)(26)	120,000	0.9%	0	*	*	120,000	0	*
Ohsang Kwon(10)(27)	120,000	0.9%	0	*	*	120,000	0	*

	Common Stock Beneficially Owned Prior to this Offering						Class A Common Stock Beneficially Owned After this Offering
Name of Selling Stockholder	Class A Common Stock		Class B Common Stock		Percent Total Voting Stock(1)	Number of Class A Common Stock Being Offered	Shares	Percent(1)
Patrice McNicoll(10)(28)	98,400	0.8%	0	*	*	98,400	0	*
Redcap Investments, LP(10)(29)	80,000	*	0	*	*	80,000	0	*
David S. Hunt(10)(30)	80,000	*	0	*	*	80,000	0	*
Placid Ventures, L.P.(10)(31)	80,000	*	0	*	*	80,000	0	*
Kingdom Investments, Limited(10)(32)	80,000	*	0	*	*	80,000	0	*
Columbia Hill Power Opportunities LLC(10)(33)	80,000	*	0	*	*	80,000	0	*
Lyda Hunt-Herbert Trusts-David Shelton Hunt(10)(34)	72,000	*	0	*	*	72,000	0	*
Joseph Robert Nardini(10)(35)	56,000	*	0	*	*	56,000	0	*
LM Kraken LLC(10)(36)	53,336	*	0	*	*	53,336	0	*
D&D Partners LLC(10)(37)	53,332	*	0	*	*	53,332	0	*
OraLey Enterprises LLC(10)(38)	53,332	*	0	*	*	53,332	0	*
Boardman Bay Master, Ltd. (10)(39)	52,000	*	0	*	*	52,000	0	*
Investment Hunter, LLC(10)(40)	52,000	*	0	*	*	52,000	0	*
Lion Gate Capital Inc. (10)(41)	48,000	*	0	*	*	48,000	0	*
MACABA Holdings, LLC(10)(42)	40,000	*	0	*	*	40,000	0	*
Lyda Hunt-Herbert Trusts-Bruce William Hunt(10)(43)	40,000	*	0	*	*	40,000	0	*
Ardsley Ridgecrest Partners Fund, L.P.(10)(44)	40,000	*	0	*	*	40,000	0	*
Bansbach Capital Group, LLC(10)(45)	40,000	*	0	*	*	40,000	0	*

	Common Stock Beneficially Owned Prior to this Offering						Class A Common Stock Beneficially Owned After this Offering
Name of Selling Stockholder	Class A Common Stock		Class B Common Stock		Percent Total Voting Stock(1)	Number of Class A Common Stock Being Offered	Shares	Percent(1)
Richard J. Reisman(10)(46)	40,000	*	0	*	*	40,000	0	*
Bond E Oman(10)(47)	40,000	*	0	*	*	40,000	0	*
1 Main Capital Partners LP(10)(48)	32,000	*	0	*	*	32,000	0	*
Christopher Desmarais(10)(49)	32,000	*	0	*	*	32,000	0	*
Daniel Shribman(10)(50)	32,000	*	0	*	*	32,000	0	*
Percy Rockdale LLC(10)(51)	32,000	*	0	*	*	32,000	0	*
Joseph Berding(10)(52)	24,000	*	0	*	*	24,000	0	*
Kitty Hawk Capital II, LLC(10)(53)	20,000	*	0	*	*	20,000	0	*
Peter A. Cohen Revocable Trust(10)(54)	16,000	*	0	*	*	16,000	0	*
Mark C. Koontz(10)(55)	16,000	*	0	*	*	16,000	0	*
Jeffrey P Paradise(10)(56)	16,000	*	0	*	*	16,000	0	*
Michael McManus(10)(57)	16,000	*	0	*	*	16,000	0	*
Dugong LLC(10)(58)	14,400	*	0	*	*	14,400	0	*
Brian Smoluch(10)(59)	14,000	*	0	*	*	14,000	0	*
Jimmy Baker(10)(60)	12,000	*	0	*	*	12,000	0	*
Daniel M Miller(10)(61)	12,000	*	0	*	*	12,000	0	*
Daniel Ondeck(10)(62)	11,200	*	0	*	*	11,200	0	*
Mike Cavanagh(10)(63)	11,200	*	0	*	*	11,200	0	*
Eric Rajewski(10)(64)	9,600	*	0	*	*	9,600	0	*
Austin D. Hunt(10)(65)	8,000	*	0	*	*	8,000	0	*
Frederick Baily Dent III(10)(66)	8,000	*	0	*	*	8,000	0	*

	Common Stock Beneficially Owned Prior to this Offering						Class A Common Stock Beneficially Owned After this Offering
Name of Selling Stockholder	Class A Common Stock		Class B Common Stock		Percent Total Voting Stock(1)	Number of Class A Common Stock Being Offered	Shares	Percent(1)
Kirt Family 2021 Irrevocable Trust(10)(67)	8,000	*	0	*	*	8,000	0	*
2006 Spain Family Trust(10)(68)	6,400	*	0	*	*	6,400	0	*
Kingsley Management LLC(10)(69)	6,400	*	0	*	*	6,400	0	*
Harsha Rajamani(10)(70)	6,000	*	0	*	*	6,000	0	*
Robert M. Williston III(10)(71)	4,000	*	0	*	*	4,000	0	*
John R. Harris III(72)	4,000	*	0	*	*	4,000	0	*
Daniel T. Eubanks(10)(73)	4,000	*	0	*	*	4,000	0	*
Thomas McGlynn(10)(74)	4,000	*	0	*	*	4,000	0	*
Bradley Silver(10)(75)	3,200	*	0	*	*	3,200	0	*
Michael VanHefty(10)(76)	3,200	*	0	*	*	3,200	0	*

*	Less than 1%

(1)

Applicable percentage ownership prior to this offering is based on 12,836,565 shares of class A common stock and 28,526,372 shares of class B common stock deemed to be outstanding as of March 25, 2022. As noted above, for purposes of computing percentage ownership after this offering, we have assumed that all class B common stock held by the selling stockholders will be converted to class A common stock and sold in this offering. On September 15, 2021, each outstanding share of our series A preferred stock converted into four shares of our class B common stock. Therefore, the applicable percentage ownership after this offering is based on 41,362,937 shares of class A common stock outstanding after the offering. Each share of class A common stock is entitled to one vote per share and each share of class B common stock is entitled to ten votes per share.

(2)

Based solely on the Schedule 13G filed on February 14, 2022. Consists of 19,202,652 shares of class B common stock held of record by Atlas Capital Resources (A9) LP, 6,895,120 shares of class B common stock held of record by Atlas Capital Resources (A9-Parallel) LP and 702,528 shares of class B common stock held of record by Atlas Capital Resources (P) LP. Atlas Capital Resources GP LP (“ACR GPLP”) is the general partner of these entities and Atlas Capital Resources GP LLC (“ACR GP”) is the general partner of GPLP, each of which may be deemed to beneficially own the share held by these entities. Timothy Fazio and Andrew Bursky are each a managing partner of ACR GP and may be deemed to have shared voting and investment power over the securities held by these entities. Mr. Fazio and Mr. Bursky each disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address for Messrs. Fazio and Bursky is c/o Atlas Holdings LLC, 100 Northfield Street, Greenwich, CT 06830.

(3)	Consists of 772,444 shares of class B common stock which are entitled to convert into 772,444 shares of class A common stock. The address for Mr. Irwin is 2672 Cemetery Road Reading Center, NY 14876.

(4)	Consists of 160,000 shares of class B common stock which are entitled to convert into 160,000 shares of class A common stock. The address for Mr. Rogers is 6499 Walnutdale Ln, The Plains, VA 20198.

(5)

Consists of 80,000 shares of class B common stock which are entitled to convert into 80,000 shares of class A common stock. Daniel J. Rothaupt has voting and investment power over the securities as trustee of the Rothaupt Grantor Retained Annuity Trust 2021. The address for Rothaupt Grantor Retained Annuity Trust 2021 is 25 Alexander Dr, East Lyme, CT 06333.

(6)	Consists of 62,420 shares of class B common stock which are entitled to convert into 62,420 shares of class A common stock. The address for Mr. Rothaupt is 25 Alexander Dr, East Lyme, CT 06333.

(7)

Consists of 71,208 shares of class B common stock which are entitled to convert into 71,208 shares of class A common stock. The address for Mr. Lowe is PO Box 487, 195 Mill Street, Princeton, ME 04668.

(8)

Consists of 160,000 shares of class B common stock which are entitled to convert into 160,000 shares of class A common stock. John Michael Colyer has voting and investment power over the securities as CEO of Foundry Digital LLC. Mr. Colyer disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address for Foundry Digital LLC is 110 Pittsford Victor Road, Pittsford, NY 14534.

(9)

Consists of 344,800 shares of class A common stock issued upon exercise of a warrant issued in connection with the Merger. The address of B. Riley Securities, Inc. is 11100 Santa Monica Blvd, Suite 800 Los Angeles, CA 90025.

(10)	Stockholder has made a voluntary election to convert each share of series A preferred stock into class A common stock prior to resale pursuant to this prospectus.

(11)	The address of BRF Investments, LLC is 11100 Santa Monica Blvd, Suite 800 Los Angeles, CA 90025.

(12)

Consists of (i) 862,174 shares of class A common stock, 562,174 of which were issued as an advisory fee in connection with the Merger and (ii) 420,000 shares of class B common stock, which are entitled to convert into 420,000 shares of class A common stock only in accordance with a conversion cap limit in an agreement with Greenidge that provides such class B common stock may not be converted into class A common stock if, after such conversion, the stockholder, together with its affiliates and any other person acting together with it and its affiliates, would beneficially own, as determined in accordance with Section 13(d) of the Exchange Act, more than 4.99% or 9.99%, as applicable, of Greenidge’s then issued and outstanding shares of class A common stock. The holder may increase or decrease its beneficial ownership limitation upon giving notice to Greenidge, which such increase or decrease will not be effective until the 61st day after the notice is delivered to Greenidge. On October 5, 2021, 300,000 shares of the stockholder’s class B common stock were converted into 300,000 shares of class A common stock. As members of 210 Capital, LLC, each of Covenant RHA Partners, L.P. and CCW/LAW Holdings, LLC may be deemed to have shared voting and dispositive control over the shares beneficially owned by 210 Capital, LLC. As sole member of CCW/LAW Holdings, C. Clark Webb may be deemed to have shared voting and dispositive control over the shares beneficially owned by 210 Capital, LLC. As general partner of Covenant RHA Partners, RHA Investments, Inc. may be deemed to have shared voting and dispositive control over the shares beneficially owned by 210 Capital. As president and sole shareholder of RHA Investments, Robert Alpert may be deemed to have shared voting and dispositive control over the shares beneficially owned by 210 Capital, LLC. None of Covenant RHA Partners, CCW/LAW Holdings, RHA Investments, Mr. Alpert or Mr. Webb owns any shares of Greenidge common stock directly, and each has disclaimed beneficial ownership of any shares of Greenidge common stock beneficially owned by 210 Capital, LLC. The address of 210 Capital, LLC is 4514 Cole Avenue, Suite 1600, Dallas, TX 75205.

(13)

Consists of 520,000 shares of class A common stock. Whitefort Capital Management, LP acts as the investment manager of the Whitefort Capital Master Fund, LP. Each of David Salanic and Joseph Kaplan is a Co-Managing Partner of Whitefort Capital Management, LP. By virtue of these relationships, each of Whitefort Capital Management, LP, David Salanic and Joseph Kaplan may be deemed to have voting and dispositive power with respect to the common shares owned by Whitefort Capital Master Fund, LP. The mailing address of Whitefort Capital Master Fund, LP and Whitefort Capital Management, LP is 12 E. 49th Street, 40th Floor, New York, NY, 10017.

(14)

Consists of 416,000 shares of class A common stock. Andrew Scot Kershner has voting and investment power over the securities as manager of Kershner Trading Americas, LLC. The address of Kershner Trading Americas, LLC is 1825B Kramer Ln, Suite 200, Austin, TX 78758.

(15)

Consists of 320,000 shares of class A common stock. Brett Hendrickson has voting and investment power over the securities as portfolio manager of Nokomis Capital Master Fund, LP. Mr. Hendrickson disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address of Nokomis Capital Master Fund, LP is 4347 W Northwest Hwy, Ste 130 PO Box 155 Dallas, TX 75220.

(16)

Consists of 320,000 shares of class A common stock. Travis Cocke is the sole owner of Voss Capital, the investment manager to Voss Value Master Fund, LP and is the sole owner of Voss Advisors, the general partner of Voss Value Master Fund, LP. Mr. Cocke disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address of Voss Value Master Fund, LP is 3773 Richmond Ave, Suite 500 Houston, TX 77046.

(17)

Consists of 304,000 shares of class A common stock. David M. Knott Jr. has voting and investment power over the securities as managing member of Knott Partners LP. Mr. Knott disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address of Knott Partners LP is 485 Underhill Blvd Suite 205 Syosset, NY 11791.

(18)

Consists of 240,000 shares of class A common stock. Spencer Hempleman has voting and investment power over the securities as portfolio manager of Ardsley Partners Renewable Energy Fund, LP. Mr. Hempleman disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address of Ardsley Partners Renewable Energy Fund, L.P. is c/o Ardsley Partners 262 Harbor Drive 4th Fl Stamford, CT 06902.

(19)

Consists of 196,000 shares of class A common stock. Berke Bakay has voting and investment power over the securities as manager of Bakay Capital Management, LLC. Mr. Bakay disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address of Bakay Capital Management, LLC is 888 Prospect Street Suite 200 La Jolla, CA 92037.

(20)

Consists of 196,000 shares of class A common stock. Berke Bakay has voting and investment power over the securities as manager of Bakay Capital Fund, LP. Mr. Bakay disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address of Bakay Capital Fund, LP is 888 Prospect Street Suite 200 La Jolla, CA 92037.

(21)	Consists of 148,000 shares of class A common stock. The address of Pacific Capital Management LLC is 11601 Wilshire Blvd, Suite 1925 Los Angeles, CA 90025.

(22)	Consists of 128,000 shares of class A common stock. The address of John B. Berding is 4705 Burley Hills Drive Cincinnati, OH 45243.

(23)

Consists of 128,000 shares of class A common stock. Susan M. Berding and John B. Berding have shared voting and investment power over the securities as trustee and manager, respectively, of the John B. Berding Irrevocable Children’s Trust. Ms. Berding and Mr. Berding disclaim beneficial ownership of such shares except to the extent of their pecuniary interest therein. The address of John B. Berding Irrevocable Children’s Trust is 4705 Burley Hills Drive Cincinnati, OH 45243.

(24)

Consists of 120,000 shares of class A common stock. John B. Berding has voting and investment power over the securities as manager of Denman Street, LLC. Mr. Berding disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address of Denman Street, LLC is 4705 Burley Hills Drive Cincinnati, OH 45243.

(25)

Consists of 120,000 shares of class A common stock. Malcolm Fairbairn has voting and investment power over the securities as chief investment officer of Valley High Limited Partnership. Mr. Fairbairn disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address of Valley High Limited Partnership is 10 Orinda View Rd. Orinda, CA 94563.

(26)	Consists of 120,000 shares of class A common stock. The address of David. A. Durkin is 156 Pear Tree Point Road Darien, CT 06820.

(27)	Consists of 120,000 shares of class A common stock. The address of Ohsang Kwon is 38 Warren Street Apt 5C, New York, NY 10007.

(28)	Consists of 98,400 shares of class A common stock. The address of Patrice McNicoll is 9037 Vista Anacapa, Moorpark, CA 93021.

(29)

Consists of 80,000 shares of class A common stock. Herbert Hunt Allred has voting and investment power over the securities held by Redcap Investments, LP as President of its general partner, Redcap Investments Management, LLC. Mr. Allred disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address of Redcap Investments, LP and Redcap Investments Management, LLC is 8235 Douglas Avenue, Suite 1300 Dallas, TX 75225.

(30)	Consists of 80,000 shares of class A common stock. The address of David S. Hunt is 2101 Cedar Springs Road, Suite 600 Dallas, TX 75201.

(31)

Consists of 80,000 shares of class A common stock. David S. Hunt has voting and investment power over the securities held by Placid Ventures, L.P. as President of its general partner, Propel Corp. Mr. Hunt disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address of Placid Ventures, L.P. is 2101 Cedar Springs Road, Suite 600 Dallas, TX 75201.

(32)

Consists of 80,000 shares of class A common stock. Gage A. Prichard, Sr. has voting and investment power over the securities held by Kingdom Investments, Limited as Trustee of its general partner, the William Herbert Hunt Trust Estate. Mr. Prichard disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address of Kingdom Investments, Limited is 2101 Cedar Springs Road, Suite 600 Dallas, TX 75201.

(33)

Consists of 80,000 shares of class A common stock. John W. Russell has sole and exclusive voting and investment power over the securities as Trustee of the John W Russell Jr Revocable Trust, which is managing member of Columbia Hill Power Opportunities LLC. Mr. Russell disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address of Columbia Hill Power Opportunities LLC is 10 East Delaware Place, 32E, Chicago, IL 60611.

(34)

Consists of 72,000 shares of class A common stock. Walter P. Roach and J.M. Mason have voting and investment powers over the securities as Trustees of Lyda Hunt—Herbert Trusts—David Shelton Hunt. Mr. Roach and Mr. Mason disclaim beneficial ownership of such shares except to the extent of their pecuniary interest therein. The address of Lyda Hunt—Herbert Trusts—David Shelton Hunt is 2101 Cedar Springs Road, Suite 600 Dallas, TX 75201.

(35)	Consists of 56,000 shares of class A common stock. The address of Joseph Robert Nardini is 1545 22nd Street North Arlington, VA 22209.

(36)

Consists of 53,336 shares of class A common stock. Robert Barnard as CEO of Black Maple Capital Corporation has voting and investment power over the securities as the Investment Manager of LM Kraken LLC. Mr. Barnard disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address of LM Kraken LLC is 250 E. Wisconsin Ave Ste 860 Milwaukee, WI 53202.

(37)

Consists of 53,332 shares of class A common stock. Robert Barnard as CEO of Black Maple Capital Corporation has voting and investment power over the securities as the Investment Manager of D&D Partners LLC. Mr. Barnard disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address of D&D Partners LLC is 250 E. Wisconsin Ave Ste 860 Milwaukee, WI 53202.

(38)

Consists of 53,332 shares of class A common stock. Robert Barnard as CEO of Black Maple Capital Corporation has voting and investment power over the securities as the Investment Manager of OraLey Enterprises LLC. Mr. Barnard disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address of OraLey Enterprises LLC is 250 E. Wisconsin Ave Ste 860 Milwaukee, WI 53202.

(39)

Consists of 52,000 shares of class A common stock. William Graves has voting and investment power over the securities as director of Boardman Bay Master, Ltd. Mr. Graves disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address of Boardman Bay Master, Ltd. is 1120 Avenue of the Americas FL 4 New York, NY 10036.

(40)

Consists of 52,000 shares of class A common stock. Gary C. Evans has voting and investment power over the securities as manager of Investment Hunter, LLC. Mr. Evans disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address of Investment Hunter, LLC is P.O. Box 540308 Dallas, TX 75354.

(41)

Consists of 48,000 shares of class A common stock. Ken Rickel has voting and investment power over the securities as president of Lion Gate Capital Inc. Mr. Rickel disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address of Lion Gate Capital Inc.is 1900 Ave of the Stars Ste 625 Los Angeles, CA 90067.

(42)

Consists of 40,000 shares of class A common stock. Carter W. Hunt has voting and investment power over the securities as Vice President of MACABA Holdings, LLC. Mr. Hunt disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address of MACABA Holdings, LLC is 2101 Cedar Springs Road, Suite 600 Dallas, TX 75201.

(43)

Consists of 40,000 shares of class A common stock. Walter P. Roach and Ronald D. Hurst have voting and investment power over the securities as Trustees of Lyda Hunt—Herbert Trusts—Bruce William Hunt. Mr. Roach and Mr. Hurst disclaim beneficial ownership of such shares except to the extent of their pecuniary interest therein. The address of Lyda Hunt—Herbert Trusts—Bruce William Hunt is 2101 Cedar Springs Road, Suite 600 Dallas, TX 75201.

(44)

Consists of 40,000 shares of class A common stock. Sanford B. Prater has voting and investment power over the securities as portfolio manager of Ardsley Ridgecrest Partners Fund, LP. Mr. Prater disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address of Ardsley Ridgecrest Partners Fund, L.P. is c/o Ardsley Partners 262 Harbor Drive 4th Fl Stamford, CT 06902.

(45)

Consists of 40,000 shares of class A common stock. Louis Philip Bansbach has voting and investment power over the securities as manager of Bansbach Capital Group, LLC. Mr. Bansbach disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address of Bansbach Capital Group, LLC is 650 S Cherry St, Suite 1005 Glendale, CO 80246.

(46)	Consists of 40,000 shares of class A common stock. The address of Richard J. Reisman is 155 Madison Street Suite 201 Denver, CO 80206.

(47)	Consists of 40,000 shares of class A common stock. The address of Bond E Oman is 6119 Hillsboro Pike Nashville, TN 37215.

(48)

Consists of 32,000 shares of class A common stock. Yaron Naymark has voting and investment power over the securities as managing member of 1 Main Capital Partners LP. Mr. Naymark disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address of 1 Main Capital Partners LP is 220 North 10th Street, Apt 4d, Brooklyn, NY 11211.

(49)	Consists of 32,000 shares of class A common stock. The address of Christopher Desmarais is 39 Boulder Hill Rd. Ridgefield, CT 06877.

(50)	Consists of 32,000 shares of class A common stock. The address of Daniel Shribman is 299 Park Ave, New York, NY 10171.

(51)

Consists of 32,000 shares of class A common stock. Michael Gorzyniski has voting and investment power over the securities as manager of Percy Rockdale LLC. Mr. Gorzyniski disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address of Percy Rockdale LLC is 595 Madison Avenue 29th floor New York, NY 10022.

(52)	Consists of 24,000 shares of class A common stock. The address of Joseph Berding is 4000 Shadow Oak Ln Austin, TX 78746.

(53)

Consists of 20,000 shares of class A common stock. Andrew Cohen and Peter Cohen have voting and investment power over the securities as members of Kitty Hawk Capital II, LLC. Andrew Cohen and Peter Cohen disclaim beneficial ownership of such shares except to the extent of their pecuniary interest therein. The address of Kitty Hawk Capital II, LLC is c/o Peter Cohen LLC 40 West 57th Street, Suite 2020 New York, NY 10019.

(54)

Consists of 16,000 shares of class A common stock. Peter A. Cohen has voting and investment power over the securities as trustee of Peter A. Cohen Revocable Trust. Mr. Cohen disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address of Peter A. Cohen Revocable Trust is c/o Peter Cohen LLC 40 West 57 Street, Suite 2020 New York, NY 10019.

(55)	Consists of 16,000 shares of class A common stock. The address of Mark C. Koontz is 1975 Old Ballard Farm Ln. Charlottesville, VA 22901.

(56)	Consists of 16,000 shares of class A common stock. The address of Jeffrey P Paradise is 2433 Curtis St, Denver, CO 80205.

(57)	Consists of into 16,000 shares of class A common stock. The address of Michael McManus 265 Coconut Palm Vero Beach, FL 32963.

(58)

Consists of 14,400 shares of class A common stock. James Carlo Cannell has voting and investment power over the securities as managing member of Dugong LLC. Mr. Cannell disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address of Dugong LLC is 245 Meriwether Circle Alta, WY 83414.

(59)	Consists of 14,000 shares of class A common stock. The address of Brian Smoluch is 2 Water Club Way, #501 North Palm Beach, FL 33408.

(60)	Consists of 12,000 shares of class A common stock. The address of Jimmy Baker is 5608 33rd St N, Arlington, VA 22207.

(61)	Consists of 12,000 shares of class A common stock. The address of Daniel M Miller is 70 Forest Street, 15A Stamford, CT 06901.

(62)	Consists of 11,200 shares of class A common stock. The address of Daniel Ondeck is 13301 Beall Creek Ct Potomac, MD 20854.

(63)	Consists of 11,200 shares of class A common stock. The address of Mike Cavanagh is 1311 Baker Crest Ct McLean, VA 22101.

(64)	Consists of 9,600 shares of class A common stock. The address of Eric Rajewski is 62 Rancheria Road, Kentfield, CA 94904.

(65)	Consists of 8,000 shares of class A common stock. The address of Austin D. Hunt is 2101 Cedar Springs Road, Suite 600 Dallas, TX 75201.

(66)	Consists of 8,000 shares of class A common stock. The address of Frederick Baily Dent III is 12 Bond St. Boston, MA 02118.

(67)

Consists of 8,000 shares of class A common stock held by Kirt Family 2021 Irrevocable Trust. Scott Elsberry is the trustee of the trust and has sole voting and investment power over the securities held by the trust. Mr. Elsberry disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address for the trust is c/o Brody Wilkinson PC 2507 Post Road, Southport, CT 06890.

(68)

Consists of 6,400 shares of class A common stock. Matthew Spain has voting and investment power over the securities as trustee of 2006 Spain Family Trust. Mr. Spain disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address of 2006 Spain Family Trust is 77 Centennial Trail, Bozeman, MT 59715.

(69)

Consists of 6,400 shares of class A common stock. Seth Appel and Rose-Ellen Appel have voting and investment power over the securities as members of Kingsley Management LLC. Seth Appel and Rose-Ellen Appel disclaim beneficial ownership of such shares except to the extent of their pecuniary interest therein. The address of Kingsley Management LLC is 9071 N Hidden Hill Loop Park City, UT 84098.

(70)	Consists of 6,000 shares of class A common stock. The address of Harsha Rajamani is 12 Berkeley Pl Brooklyn, NY 11217.

(71)	Consists of 4,000 shares of class A common stock. The address of Robert M. Williston III is 59 Orchard Dr. Redding, CT 06896.

(72)	Consists of 4,000 shares of class A common stock. The address of John R. Harris III is 3535 Gillespie St #604 Dallas, TX 75219.

(73)	Consists of 4,000 shares of class A common stock. The address of Daniel T. Eubanks is 50 Meeker Hill Rd Redding, CT 06896.

(74)	Consists of 4,000 shares of class A common stock. The address of Thomas McGlynn is 166 East 82nd Street, Apt 3A New York, NY 10028.

(75)	Consists of 3,200 shares of class A common stock. The address of Bradley Silver is 282 Vineyard Rd Huntington, NY 11743.

(76)	Consists of 3,200 shares of class A common stock. The address of Michael VanHefty is 110 Theodore Fremd Avenue Rye, NY 10580.

We do not currently have any arrangements which, if consummated, may result in a change of control of Greenidge.

DESCRIPTION OF SECURITIES

The following is a summary of the terms of our securities. This summary does not purport to be complete, nor does it represent all information which you might find to be important for understanding our capital stock. This summary is subject to, and qualified in its entirety by reference to, our amended and restated certificate of incorporation and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part.

General

On September 13, 2021, we filed an amendment to our certificate of incorporation to increase our authorized capital stock. Following the amendment, our authorized capital stock consists of 2,400,000,000 shares of class A common stock, par value $0.0001 per share, 600,000,000 shares of class B common stock, par value $0.0001 per share, and 20,000,000 shares of preferred stock, par value $0.0001 per share.

The number of authorized shares of our common or preferred stock may be increased or decreased by the affirmative vote of the holders of shares of our capital stock representing a majority of the votes represented by all outstanding shares of such capital stock entitled to vote on such matter, irrespective of the provisions of Section 242(b)(2) of General Corporation Law of the State of Delaware (the “DGCL”), in addition to any vote of the holders of one or more series of our preferred stock that may be required by the terms of such preferred stock. However, the number of authorized shares of common or preferred stock to be decreased may not be decreased below the number of shares thereof then outstanding or, in the case of class A common stock, the number of such shares reserved for issuance upon conversion into shares of class A common stock of the then-outstanding shares of class B common stock.

Common Stock

As of March 25, 2022, there were 12,836,565 shares of class A common stock and 28,526,372 shares of class B common stock issued and outstanding. All shares of our common stock now outstanding are duly authorized, fully paid and non-assessable. Shares of class B common stock that have been acquired by us, whether by repurchase, upon conversion or otherwise, are retired and not issuable again as shares of class B common stock. Below is a summary of the rights of the common stock.

Voting Rights. The holders of class A common stock are entitled to one (1) vote per share, and the holders of class B common stock are entitled to ten (10) votes per share at all stockholder meetings and on all matters submitted to our stockholders generally. The holders of class A common stock and class B common stock vote together as a single class, unless specifically provided in the amended and restated certificate of incorporation or otherwise required by law. The DGCL could require holders of class A common stock or class B common stock, as the case may be, to vote separately as a single class if we were to seek to amend our amended and restated certificate of incorporation either (i) to increase or decrease the par value of a class of stock, or (ii) in a manner that alters or changes the powers, preferences or special rights of a class of stock in a manner that affected its holders adversely.

Holders of class A common stock and class B common stock are not allowed to vote on any amendment of our amended and restated certificate of incorporation that relates only to the terms of a series of outstanding preferred stock for which the holders of such affected preferred stock have the right to vote under the certificate of incorporation or the DGCL.

Stockholders do not have the ability to cumulate votes for the election of directors.

Dividend Rights. Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available if our board of directors, in its discretion, determines to issue dividends and only then at the times and in the amounts that the board of directors may determine. If a dividend is paid in the form of shares of class A common stock or class B common stock, then the holders of class A common stock shall be entitled to receive shares of class A common stock, and holders of class B common stock shall be entitled to receive shares of class B common stock, with holders of shares of class A common stock and class B common stock receiving, on a per share basis, an identical number of shares of class A common stock or class B common stock, as applicable. The foregoing sentence also applies should the dividend be paid in rights to acquire, or securities convertible into or exchangeable for, class A and class B common stock. However, upon the approval by the affirmative vote of the holders of a majority of the outstanding shares of class A common stock and class B common stock, each voting separately as a class, our board may pay or make a disparate dividend per share of class A common stock or class B common stock (whether in the amount of such dividend payable per share, the form in which such dividend is payable, the timing of the payment, or otherwise).

Right to Receive Liquidation Distributions. Upon our dissolution, liquidation or winding-up, the assets legally available for distribution to our stockholders are distributable ratably among the holders of common stock, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Conversion. Each share of class B common stock is convertible into one (1) share of class A common stock at the option of the holder thereof at any time upon written notice to us. In addition, each share of class B common stock shall automatically convert into one (1) share of class A common stock (i) upon any transfer, other than certain transfers to controlled entities or, in the case of individuals, to trusts for estate planning purposes, as more fully described in our certificate of incorporation, of such class B common stock; (ii) upon the date specified by the holders of at least a majority of the then outstanding shares of class B common stock, voting as a separate class; or (iii) on the date that is five (5) years after the date the class A common stock is first registered under Section 12(b) or 12(g) of the Exchange Act.

Other Dual Class Provisions. In general, the class A common stock and class B common stock are to be treated the same as the other and ratably, on a per share basis, in the case of distributions or payments in respect of the common stock, consolidations or mergers of Greenidge, or consideration to be received in a tender or exchange offer. However, in such transactions, the class A and class B common stock are permitted to receive different or disproportionate consideration or distributions (as the case may be) if the per share consideration or distribution in the form of securities issuable to a share of class B common stock has ten (10) times the voting power of securities issuable to a share of class A common stock or if the different or disproportionate consideration or distribution is approved by the affirmative vote of the holders of a majority of the class A common stock and class B common stock, each voting separately as a class.

No Preemptive or Similar Rights. The common stock is not entitled to preemptive rights and is not subject to redemption or sinking fund provisions.

No Ownership Limitations or Transfer Restrictions. The common stock is not subject to any limitation on the amount of securities that may be held by holders, and except for the conversion feature of the class B common stock, the common stock is not by its terms subject to any transfer restrictions.

Conversion Cap with 210 Capital. 210 Capital, LLC (“210 Capital”) is party to an investor agreement with Greenidge, dated as of September 9, 2021 with a conversion cap that provides that the class B common stock issued upon conversion of the shares of series A preferred stock held by 210 Capital may not be converted into class A common stock if, after such conversion, 210 Capital, together with its affiliates and any other person acting together with it and its affiliates, would beneficially own, as determined in accordance with Section 13(d) of the Exchange Act, more than 4.99% or 9.99%, as applicable, of the number of shares of class A common stock then issued and outstanding. 210 Capital may increase or decrease its beneficial ownership limitation upon giving notice to Greenidge, which such increase or decrease will not be effective until the 61st day after the notice is delivered to Greenidge.

Preferred Stock

On September 15, 2021, each outstanding share of our series A preferred stock converted into four shares of our class B common stock. Such converted shares of series A preferred stock were automatically retired and cancelled upon such conversion and may not be reissued as series A preferred stock.

Under our amended and restated certificate of incorporation, our board of directors may, without further action by our stockholders, fix the rights, preferences, privileges and restrictions of up to an aggregate of 20,000,000 shares of preferred stock in one or more series and authorize their issuance. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights common stock. Any issuance of our preferred stock could adversely affect the voting power of holders of our common stock and the likelihood that such holders would receive dividend payments and payments on liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change of control or other corporate action. We currently have no shares of preferred stock outstanding and we have no present plan to issue any shares of preferred stock.

Warrants

As of September 14, 2021, we had outstanding warrants to purchase 344,800 shares of our class A common stock at an exercise price of $6.25 per share. On September 15, 2021, all such warrants were exercised. We currently have no warrants to purchase shares of our class A common stock outstanding.

Anti-takeover Effects of Delaware Law and Charter Provisions

We have elected not to be governed by Section 203 of the DGCL, which prohibits a publicly held Delaware corporation from engaging in a business combination, except under certain circumstances, with an interested stockholder.

Our amended and restated certificate of incorporation and bylaws contain certain provisions that may have anti- takeover effects, making it more difficult for or preventing a third party from acquiring control of Greenidge or changing its board of directors and management.

First, our amended and restated certificate of incorporation provides that at any time when the class A common stock is registered under Section 12(b) or 12(g) of the Exchange Act, we cannot engage in a business combination (as described below) with an interested stockholder (as described below) for a period of three years from the time that the stockholder becomes an interested stockholder. This limitation does not apply if (i) our board has first approved the business combination or transaction by which the stockholder becomes an interested stockholder; (ii) upon consummation of the transaction by which the stockholder becomes an interested stockholder, the interested stockholder owns at least 85% of our then outstanding voting stock, excluding shares owned by persons who are directors and also officers and certain employee stock plans; or (iii) at or subsequent to such time, the business combination is approved by the board of directors and the affirmative vote of at least 66-2/3% of the outstanding voting stock not owned by the interested stockholder at an annual or special meeting of stockholders (not written consent).

An “interested stockholder” is any person, other than Greenidge or a direct or indirect majority-owned Greenidge subsidiary, that owns 15% or more of our outstanding voting stock or is an affiliate or associate of ours and was the owner of 15% or more of our outstanding voting stock at any time in the three years prior to the date on which the determination is sought, and the affiliates and associates of such person. An interested stockholder does not include any stockholder whose ownership exceeds the 15% limitation as the result of an action taken solely by us (but only to the extent that such stockholder does not acquire additional voting stock), nor Atlas Capital Resources L.P., its direct transferees, or their respective affiliates, associates or member of a group under Rule 13d-5 of the Exchange Act. Business combinations prohibited by this provision include (i) a merger or consolidation of Greenidge or any direct or indirect majority-owned s Greenidge subsidiary with the interested stockholder or any other entity if the merger or consolidation is caused by the interested stockholder, (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition, except proportionately as a stockholder of Greenidge, to or with an interested stockholder (in one or a series of transactions) of assets of Greenidge or any direct or indirect majority-owned Greenidge subsidiary, which assets have an aggregate market value of 10% or more of either the aggregate market value of all our assets on a consolidated basis or of all of our outstanding stock, (iii) any transaction resulting in the issuance or transfer of our stock or subsidiary stock by Greenidge or a direct or indirect wholly-owned subsidiary to the interested stockholder, subject to certain exceptions including exercises or conversion of convertible securities, a merger, or transactions generally with all holders that do not increase the interested stockholder’s proportionate share ownership, (iv) any transaction involving us or any direct or indirect wholly-owned subsidiary with the direct or indirect effect of increasing the interested stockholder’s proportionate share of our stock or convertible securities or any subsidiary (on a non-immaterial basis), or (v) the interested stockholder’s receipt of the benefit of any loan, advance, guarantee, pledge or other financial benefit (other than those expressly permitted) provided by or through us or a director or indirect wholly- owned subsidiary.

Further, our amended and restated certificate of incorporation authorizes our board of directors to issue up to 20,000,000 shares of preferred stock without further stockholder approval. The preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the board of directors without further action by the stockholders. These terms may include preferences as to dividends and liquidation, conversion rights, redemption rights and sinking fund provisions. The issuance of any preferred stock could diminish the rights of holders of common stock, and therefore could reduce the value of such common stock. In addition, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with, or sell assets to, a third party. The ability of the board of directors to issue preferred stock could make it more difficult, delay, discourage, prevent or make it more costly to acquire or effect a change-in-control, which in turn could prevent stockholders from recognizing a gain in the event that a favorable offer is extended and could materially and negatively affect the market price of class A common stock.

Our amended and restated certificate of incorporation vests solely in the board of directors the authority to establish the number of directors and fill any vacancies and newly created directorships. These provisions will prevent a stockholder from increasing the size of the board of directors and gaining control of the board of directors by filling the resulting vacancies with its own nominees. In addition, our amended and restated certificate of incorporation provide that no member of the board of directors may be removed from office by stockholders without the affirmative vote of the majority in voting power of all of outstanding stock then entitled to vote thereon.

Our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of persons for election to the board of directors. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder who was a stockholder of record who is entitled to vote at the meeting and who has given timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although the bylaws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

Furthermore, neither the holders of common stock nor the holders of preferred stock have cumulative voting rights in the election of directors. The combination of the present ownership by a few stockholders of a significant portion of the issued and outstanding common stock and lack of cumulative voting makes it more difficult for other stockholders to replace the board of directors or for a third party to obtain control of us by replacing our board of directors.

Charter Exclusive Forum Provisions

Our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of us, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our current or former directors, officers, employees or stockholders to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or the amended and restated certificate of incorporation or our amended and restated bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim governed by the internal affairs doctrine of the laws of the State of Delaware. The Delaware exclusive forum provision described in the foregoing sentence does not apply to actions arising under the Exchange Act or the Securities Act. In this regard, it is noted that Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations promulgated thereunder and, further, that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. It is further noted that our amended and restated certificate of incorporation also provides that, unless we consent in writing to the selection of an alternative forum, the U.S. federal district courts shall, to the fullest extent permitted by applicable law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under U.S. federal securities laws. Although our amended and restated certificate of incorporation contains the federal exclusive forum provision described in the foregoing sentence, it is uncertain whether this provision would apply to actions arising under the Securities Act as it is possible that a court could rule that such provision is inapplicable for a particular claim or action or that such provision is unenforceable, particularly in light of Section 22 of the Securities Act, which creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations promulgated thereunder. Support.com’s governing documents do not contain any exclusive forum provisions.

Transfer Agent

We have appointed Computershare Trust Company, N.A. as the transfer agent for our class A common stock. Its address is 462 South 4th Street, Suite 1600, Louisville, KY 40202, and its telephone number is +1 (781) 575 3120 or toll free +1 (800) 962 4284.

Listing

Our class A common stock is listed on The Nasdaq Global Select Market under the trading symbol “GREE.”

SECURITIES ACT RESTRICTIONS ON RESALE OF SECURITIES

Rule 144

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted shares of our class A common stock or our warrants for at least six months would be entitled to sell their securities provided that (1) such person is not deemed to have been an affiliate of us at the time of, or at any time during the three months preceding, a sale and (2) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our class A common stock or our warrants for at least six months but who are affiliates of us at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three- month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of our class A common stock then outstanding; or

•	the average weekly reported trading volume of our class A common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Form S-8 Registration Statement

We filed a registration statement on Form S-8 under the Securities Act to register the shares of our class A common stock issued or issuable under the 2021 Plan. Such Form S-8 registration statement became effective automatically upon filing. The shares of our class A common stock issued or issuable under the 2021 Plan can be sold in the public market upon issuance, subject to applicable restrictions.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS FOR NON-U.S. HOLDERS OF OUR COMMON

STOCK

The following is a summary of the material U.S. federal income and estate tax consequences of the ownership and disposition of our common stock. This summary is limited to Non-U.S. Holders (as defined below) that hold our common stock as a capital asset (generally, property held for investment) for U.S. federal income tax purposes. This summary does not discuss all of the aspects of U.S. federal income and estate taxation that may be relevant to a Non-U.S. Holder in light of the Non-U.S. Holder’s particular investment or other circumstances. Accordingly, all prospective Non-U.S. Holders should consult their own tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our common stock.

This summary is based on provisions of the Code, applicable U.S. Treasury regulations and administrative and judicial interpretations, all as in effect or in existence on the date of this prospectus. Subsequent developments in U.S. federal income or estate tax law, including changes in law or differing interpretations, which may be applied retroactively, could alter the U.S. federal income and estate tax consequences of owning and disposing of our common stock as described in this summary. There can be no assurance that Internal Revenue Service (the “IRS”) will not take a contrary position with respect to one or more of the tax consequences described herein and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income or estate tax consequences of the purchase, ownership or disposition of our common stock.

As used in this summary, the term “Non-U.S. Holder” means a beneficial owner of our common stock that is not, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust, if (1) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more “United States persons” (within the meaning of the Code) has the authority to control all of the trust’s substantial decisions, or (2) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in such a partnership generally will depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. Partnerships, and partners in partnerships, that hold common stock should consult their own tax advisors as to the particular U.S. federal income and estate tax consequences of purchasing, owning and disposing of our common stock that are applicable to them.

This summary does not consider any specific facts or circumstances that may apply to a Non-U.S. Holder and does not address any special tax rules that may apply to particular Non-U.S. Holders, such as:

•

a Non-U.S. Holder that is a financial institution, insurance company, regulated investment company, tax-exempt organization, pension plan, broker, dealer or trader in stocks, securities or currencies, U.S. expatriate, controlled foreign corporation or passive foreign investment company;

•	a Non-U.S. Holder holding common stock as part of a conversion, constructive sale, wash sale or other integrated transaction or a hedge, straddle or synthetic security;

•	a Non-U.S. Holder whose functional currency is not the U.S. dollar;

•	a Non-U.S. Holder that holds or receives common stock pursuant to the exercise of any employee stock option or otherwise as compensation; or

•	a Non-U.S. Holder that at any time owns, directly, indirectly or constructively, 5% or more of our outstanding common stock.

In addition, this summary does not address any U.S. state or local, or non-U.S. or other tax consequences, or any U.S. federal income or estate tax consequences for beneficial owners of a Non-U.S. Holder, including stockholders of a controlled foreign corporation or passive foreign investment company that holds common stock.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS, AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Distributions on Our Common Stock

We do not currently expect to pay any cash dividends on our common stock. If we make distributions of cash or property (other than certain pro rata distributions of common stock) with respect to our common stock, any such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles and will be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. A Non-U.S. Holder who claims the benefit of an applicable income tax treaty between the United States and such holder’s country of residence generally will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form) and satisfy applicable certification and other requirements. A Non-U.S. Holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may generally obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim with the IRS. Non-U.S. Holders are urged to consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty.

Dividends that are treated as effectively connected with a trade or business conducted by a Non-U.S. Holder within the United States and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed base maintained by the Non-U.S. Holder within the United States are generally exempt from the 30% withholding tax if the Non-U.S. Holder satisfies applicable certification and disclosure requirements. However, such U.S. effectively connected income is taxed on a net income basis at the same U.S. federal income tax rates applicable to United States persons (as defined in the Code). Any U.S. effectively connected income received by a Non-U.S. Holder that is a corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.

If the amount of a distribution exceeds our current and accumulated earnings and profits, such excess first will be treated as a tax-free return of capital to the extent of a Non-U.S. Holder’s adjusted tax basis in its shares of our common stock, and thereafter will be treated as capital gain from a disposition of common stock subject to the tax treatment described below in “ —Dispositions of Our Common Stock.”

The foregoing discussion is subject to the discussions below under “ —Backup Withholding and Information Reporting” and “ —FATCA Withholding.”

Dispositions of Our Common Stock

We believe that we may be a “United States real property holding corporation.” Generally, a corporation is a United States real property holding corporation if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. Notwithstanding our potential status as a “United States real property holding corporation,” a Non-U.S. Holder generally will not be subject to U.S. federal income tax (including U.S. withholding tax) on gain recognized on any sale or other disposition of our common stock unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States and, if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States; in these cases, the Non-U.S. Holder will be taxed on a net income basis at the same U.S. federal income tax rates applicable to United States persons (as defined in the Code), and if the Non-U.S. Holder is a foreign corporation, an additional branch profits tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty, may also apply;

•

the Non-U.S. Holder is a nonresident alien present in the United States for 183 days or more in the taxable year of the disposition and certain other requirements are met, in which case the Non-U.S. Holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty) on the net gain derived from the disposition, which may be offset by U.S.-source capital losses of the Non-U.S. Holder, if any; provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses; or

•

if we were a “United States real property holding corporation,” the Non-U.S. Holder actually or constructively owns more than five percent of our common stock at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. Holder held our common stock, provided that our common stock is “regularly traded on an established securities market,” within the meaning of Section 897 of the Code and applicable Treasury Regulations, during the calendar year in which the sale or other disposition occurs.

The foregoing discussion is subject to the discussions below under “ —Backup Withholding and Information Reporting” and “ —FATCA Withholding.”

Federal Estate Tax

Our common stock that is owned (or treated as owned) by an individual who is not a U.S. citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of death will be included in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax or other treaty provides otherwise and, therefore, may be subject to U.S. federal estate tax.

Backup Withholding and Information Reporting

Generally, distributions in respect of our common stock to a Non-U.S. Holder and the amount of any tax withheld from such payments must be reported annually to the IRS and to the Non-U.S. Holder. Copies of these information returns may be made available by the IRS to the tax authorities of the country in which the Non-U.S. Holder is a resident under the provisions of an applicable income tax treaty. Under certain circumstances, backup withholding of U.S. federal income tax may apply to distributions in respect of our common stock to a Non-U.S. Holder if the Non-U.S. Holder fails to certify under penalties of perjury that it is not a United States person.

Payments of the proceeds of the sale or other disposition of our common stock to or through a foreign office of a U.S. broker or of a foreign broker with certain specified U.S. connections will be subject to information reporting requirements, but generally not backup withholding, unless (i) the broker has evidence in its records that the payee is not a United States person, and the broker has no actual knowledge or reason to know to the contrary or

(ii) the payee otherwise establishes an exemption. Payments of the proceeds of a sale or other disposition of our common stock to or through the U.S. office of a broker will be subject to information reporting and backup withholding unless the payee certifies under penalties of perjury that it is not a United States person (and the payor has no actual knowledge or reason to know to the contrary) or otherwise establishes an exemption.

Any amount withheld under the backup withholding rules generally will be allowed as a refund or credit against a Non-U.S. Holder’s U.S. federal income tax liability (if any); provided that the required information is timely furnished to the IRS. Non-U.S. Holders should consult their tax advisors about the filing of a U.S. federal income tax return in order to obtain a refund.

FATCA Withholding

Non-U.S. Holders should be aware that, under Sections 1471 through 1474 of the Code (“FATCA”), a 30% withholding tax will be imposed on certain payments (which could include distributions in respect of our common stock) to a foreign entity if such entity fails to satisfy certain disclosure and reporting rules that in general require that (i) in the case of a foreign financial entity, the entity or a related entity register with the IRS and identify and provide information in respect of financial accounts with such entity held (directly or indirectly) by United States persons and United States owned foreign entities, and (ii) in the case of a non-financial foreign entity, the entity identify and provide information in respect of substantial United States owners of such entity. Foreign entities that hold our common stock generally will be subject to this tax unless they certify on an applicable IRS Form W-8 (generally, IRS Form W-8BEN-E) that they comply with, or are deemed to comply with, or are exempted from the application of, these rules.

Various requirements and exceptions are provided under FATCA and additional requirements and exceptions may be provided in subsequent guidance. Further, the United States has entered into many intergovernmental agreements (“IGAs”) with foreign governments relating to the implementation of, and information sharing under, FATCA and such IGAs may alter one or more of the FATCA information reporting rules.

Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such taxes. Holders are encouraged to consult with their tax advisors regarding the possible implications of FATCA on their investment in our common stock.

PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of our class A common stock on any stock exchange, market or trading facility on which the shares are traded or quoted or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits Investors;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	through the writing of options on the shares;

•	to cover short sales made after the date that this registration statement is declared effective by the Commission;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share; and

•	a combination of any such methods of sale.

The selling stockholders may also sell shares under Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if it deems the purchase price to be unsatisfactory at any particular time.

The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker- dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker- dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of our class A common stock in block transactions to market makers or other purchasers at a price per share which may be below the then existing market price. We cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be “underwriters” as that term is defined under the Securities Act, the Exchange Act and the rules and regulations of such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. The selling stockholders have not entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Exchange Act, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that any of the selling stockholders are deemed an affiliated purchaser or distribution participant within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of our class A common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In addition, if a short sale is deemed to be a stabilizing activity, then the selling stockholders will not be permitted to engage in a short sale of our class A common stock. All of these limitations may affect the marketability of the shares.

If a selling stockholder notifies us that it has a material arrangement with a broker-dealer for the resale of class A common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.

LEGAL MATTERS

The validity of the class A common stock covered by this prospectus will be passed upon by Shearman & Sterling LLP. An investment vehicle comprised of certain partners of Shearman & Sterling LLP, members of their families and other related persons has an interest in us representing less than 0.25% of our aggregate capital stock.

EXPERTS

The consolidated financial statements of Support.com as of and for the years ended December 31, 2020 and 2019 incorporated by reference herein have been audited by Plante & Moran, PLLC, an independent registered public accounting firm, as set forth in their report incorporated by reference herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Our consolidated financial statements as of and for the years ended December 31, 2021 and 2020 incorporated by reference herein have been audited by Armanino LLP, an independent registered public accounting firm, as set forth in their report incorporated by reference herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the class A common stock described in this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our class A common stock, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. You may obtain copies of this information by mail from the public reference room of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the public reference rooms by calling the SEC at +1 (800) 732 0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

We are subject to the informational requirements of the Exchange Act, and, in accordance with the Exchange Act, file reports, proxy and information statements and other information with the SEC. Such annual, quarterly and special reports, proxy and information statements and other information can be inspected and copied at the locations set forth above. We also make these documents publicly available, free of charge, on our website as soon as reasonably practicable after filing such documents with the SEC. Information on, or accessible through, our website is not part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” certain of the information that we file with it after the date of the filing of the registration statement of which this prospectus forms a part, which means that we can disclose important information to you by referring you to the documents containing that information. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information.

The documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary), including all such documents we may file with the SEC after the date on which the registration statement that includes this prospectus was initially filed with the SEC and prior to the effectiveness of the registration statement and all such documents we may file with the SEC after the effectiveness of the registration statement, are incorporated by reference in this prospectus until the termination of the offering under this registration statement:

•	Exhibit 99.2 to our Current Report on Form 8-K filed on September 15, 2021 (Acc-no: 0001193125-21-273493);

•	our Current Report on Form 8-K filed on March 24, 2022;

•	our Annual Report on Form 10-K for the year ended December 31, 2021, filed on March 31, 2022; and

•	our Current Report on Form 8-K/A filed on March 31, 2022.

We will provide a copy of these filings (including certain exhibits that are specifically incorporated by reference therein) to each person, including any beneficial owner, to whom a prospectus is delivered. You may request a copy of any or all of these filings at no cost, by writing or calling us at:

Greenidge Generation Holdings Inc.

135 Rennell Drive, 3rd Floor

Fairfield, CT 06890

Copies of certain information filed by us with the SEC, including our Annual Report and Quarterly Reports, are also available on our website at www.greenidge.com. Information contained on our website or that can be access through our website is not incorporated by reference herein.

You should read the information relating to us in this prospectus together with the information in the documents incorporated by reference. Nothing contained herein shall be deemed to incorporate information furnished, but not filed, with the SEC.

Greenidge Generation Holdings Inc.

10,458,474 Shares of

Class A Common Stock

PROSPECTUS

, 2022

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, paid by us in connection with the sale of the class A common stock being registered. All amounts, other than the SEC registration fee, are estimates. We will pay all these expenses.

	Amount to be paid
SEC Registration Fee	$	*
Accounting fees and expenses		75,000
Legal fees and expenses		100,000
Financial printing and related fees		50,000

Total		$225,000

*	Previously paid.

Item 14. Indemnification of Directors and Officers

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings whether civil, criminal, administrative, or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Our amended and restated certificate of incorporation and bylaws provide for indemnification of directors and officers to the fullest extent permitted by law, including payment of expenses in advance of resolution of any such matter.

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Greenidge under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities

During the past three years, we issued the following securities, which were not registered under the Securities Act.

On January 29, 2021, we entered into an asset contribution and exchange agreement with the owners of Greenidge Generation Holdings LLC (“GGH LLC”), pursuant to which we acquired all of the ownership interests in GGH LLC in exchange for 7,000,000 shares of our class B common stock.

On January 29, 2021, we completed a private placement offering of 1,620,000 shares of series A preferred stock, at a price per share of $25.00, to certain individuals for an aggregate amount of $40,500,000. B. Riley Securities, Inc. acted as the sole placement agent in connection with this “best efforts” offering, and we paid to it a cash fee equal to seven percent (7%) of the gross proceeds of the offering, or $2,835,000. On March 8, 2021, we issued 160,000 shares of our class B common stock to Foundry Digital LLC as consideration for bitcoin mining equipment.

Between February 21, 2021 and August 6, 2021, we granted stock options under our 2021 Equity Incentive Plan to purchase an aggregate of 753,968 shares of our common stock at exercise prices ranging between $5.80 and $7.18 to a total of 36 employees, directors and consultants. Of these, stock options to purchase an aggregate of 10,888 shares have been cancelled without being exercised, 160,000 have been exercised and 583,080 remain outstanding as of August 27, 2021.

On September 14, 2021, we issued 562,174 shares of our class A common stock to 210 Capital, LLC as a consulting fee in connection with the Merger.

On September 14, 2021, we issued 5,760,000 shares of our class A common stock and 720,000 shares of our class B common stock upon conversion of the 6,480,000 shares of series A preferred stock.

On September 15, 2021, we entered into a purchase agreement (the “Purchase Agreement”), with B. Riley Principal Capital, LLC (“BRPC”) pursuant to which we have the right to sell to BRPC up to $500 million in shares of class A common stock, subject to certain limitations and the satisfaction of specified conditions in the Purchase Agreement, from time to time over the 24-month period commencing on October 6, 2021. From October 6, 2021 to March 31, 2022, we issued 2,547,500 shares of our class A common stock to BRPC under the Purchase Agreement. We intend to use the net proceeds for general corporate purposes, including funding capital expenditures, future acquisitions, investments and working capital and repaying indebtedness.

On September 16, 2021, we issued 344,800 shares of our class A common stock to B. Riley Securities, Inc. upon its exercise of our outstanding warrants at an exercise price of $6.25 per share.

The sales of the above securities were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder, or Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer not involving any public offering or pursuant to benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of the securities in each of these transactions represented their intentions and appropriate legends were placed upon the stock certificates issued in these transactions.

From July 27, 2021 to October 14, 2021 (the date of the filing of our registration statement on Form S-8, File No. 333-260257), we granted stock options to purchase an aggregate of 37,000 shares of our Class A common stock to our employees at an exercise price of $7.18 per share under our 2021 Equity Incentive Plan. The offers, sales and issuances of the securities described in this paragraph were deemed to be exempt from registration under the Securities Act in reliance on Rule 701 promulgated under the Securities Act as transactions by an issuer not involving a public offering or under benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof. All recipients had adequate access through their relationships with us, or otherwise to information about us. The issuances of these securities were made without any general solicitation or advertising.

Item 16. Exhibits.

(a) Exhibits.

Exhibit Number	Description

2.1+	Agreement and Plan of Merger, dated as of March 19, 2021, among Greenidge Generation Holdings Inc., Support.com, Inc. and GGH Merger Sub, Inc. (incorporated by reference to Annex A to the proxy statement/prospectus forming part of the Registration Statement on Form S-4 filed on May 4, 2021)

3.1	Amended and Restated Certificate of Incorporation of Greenidge Generation Holdings Inc. (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-4 filed on May 4, 2021)

3.2	Amended and Restated Bylaws of Greenidge Generation Holdings Inc. (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-4 filed on July 16, 2021)

3.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Greenidge Generation Holdings Inc., dated September 13, 2021 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K furnished on September 15, 2021)

4.1	Stock Purchase Warrant, dated September 14, 2021 (incorporated by reference to Exhibit 4.4 to the Company’s Quarterly Report on Form 10-Q filed on November 15, 2021)

4.2	Form of Registration Rights Agreement, dated January 29, 2021 (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-4 filed on May 4, 2021)

4.3	Form of Right of First Refusal and Co-Sale Agreement, dated January 29, 2021 (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-4 filed on May 4, 2021)

4.4	Form of Registration Compliance Agreement dated September 1, 2021 (incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-1 filed on September 1, 2021)

4.5	Investor Agreement by and between 210 Capital, LLC and Greenidge Generation Holdings Inc. filed on September 9, 2021 (incorporated by reference to Exhibit 4.5 to the Company’s Registration Statement on Form S-1 filed on September 14, 2021)

5.1*	Opinion of Shearman & Sterling LLP regarding validity of the shares being registered hereunder

10.1+	Purchase and Sale Agreement, dated October 21, 2021, between LSC Communications MCL LLC and 300 Jones Road LLC. (incorporated by reference to Exhibit 10.8 to the Company’s Registration Statement on Form S-1 filed on December 1, 2021)

10.2†	Greenidge Generation Holdings Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form S-1/A filed on September 14, 2021).

10.3†	Form of Stock Option Agreement for Greenidge Generation Holdings Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 to the Registration Statement on Form S-4 filed on May 4, 2021)

10.4†	Form of Restricted Stock Award Agreement for Greenidge Generation Holdings Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.3 to the Registration Statement on Form S-4 filed on May 4, 2021)

10.5†	Form of Restricted Stock Unit Award Agreement for the Greenidge Generation Holdings Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.7 to the Company’s Quarterly Report on Form 10-Q filed on November 15, 2021)

10.6†	Employment Agreement, dated November 12, 2021, between Greenidge Generation Holdings Inc. and Timothy Rainey (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed on November 15, 2021

10.7†	Executive Employment Agreement, dated November 12, 2021, between Greenidge Generation Holdings Inc. and Robert Loughran (incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed on November 15, 2021)

10.8	Agreement between Greenidge Generation and Empire Pipeline Inc. (incorporated by reference to Exhibit 10.7 to the Registration Statement on Form S-4/A filed on June 25, 2021)

10.9	Purchase Agreement, dated as of September 15, 2021, between Greenidge Generation Holdings Inc. and B. Riley Principal Capital, LLC (incorporated by reference to Exhibit 10.1 to the Report on Form 8-K furnished on September 15, 2021)

10.10	Registration Rights Agreement, dated as of September 15, 2021, between Greenidge Generation Holdings Inc. and B. Riley Principal Capital, LLC (incorporated by reference to Exhibit 10.2 to the Report on Form 8-K furnished on September 15, 2021)

10.11†	Form of Indemnification Agreement with Directors and Officers of Greenidge Generation Holdings Inc. (incorporated by reference to Exhibit 10.6 to the Company’s Quarterly Report on Form 10-Q filed on November 15, 2021)

10.12†+	Executive Employment Agreement, dated November 15, 2021, between Greenidge Generation Holdings Inc. and Terence Burke (incorporated by reference to Exhibit 10.12 to the Company’s Annual Report on Form 10-K filed on March 31, 2022)

10.13†	Letter Agreement, dated December 14, 2021, between Greenidge Generation Holdings Inc. and Timothy Rainey (incorporated by reference to 10.13 to the Company’s Annual Report on Form 10-K filed on March 31, 2022)

10.14†	Letter Agreement, dated December 28, 2021, between Greenidge Generation Holdings Inc. and Jeffrey Kirt (incorporated by reference to Exhibit 10.14 to the Company’s Annual Report on Form 10-K filed on March 31, 2022)

10.15+	Bridge Promissory Note, dated March 18, 2022, by Greenidge Generation Holdings Inc., as borrower, in favor of B. Riley Commercial Capital, LLC (incorporated by reference to Exhibit 10.1 to the Report on Form 8-K filed on March 24, 2022)

10.16+#	Master Equipment Finance Agreement, dated as of March 21, 2022, by and among GTX Gen 1 Collateral LLC, GNY Collateral LLC, GSC Collateral LLC, Greenidge Generation Holdings, Inc., each guarantor party thereto, and NYDIG ABL LLC, as lender, servicer and collateral agent (incorporated by reference to Exhibit 10.2 to the Report on Form 8-K filed on March 24, 2022)

21.1	Subsidiaries of Greenidge Generation Holdings Inc. (incorporated by reference to Exhibit 21.1 to the Company’s Annual Report on Form 10-K filed on March 31, 2022)

23.1*	Consent of Armanino LLP

23.2*	Consent of Plante & Moran PLLC

24.1	Power of Attorney (see page II-6 to the original filing of this Registration Statement on Form S-1)

101.INS*	Inline XBRL Instance Document – the instance document does not appear in the Interactive Data File because XBRL tags are embedded within the Inline XBRL document.

101.SCH*	Inline XBRL Taxonomy Extension Schema Document

101.CAL*	Inline XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF*	Inline XBRL Taxonomy Extension Definition Linkbase Document

101.LAB*	Inline XBRL Taxonomy Extension Label Linkbase Document

101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase Document

104*	Cover Page Interactive Data File, formatted in Inline XBRL (included within the Exhibit 10.1 attachments)

*	Filed herewith
+	Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) or Item 601(b)(2) of Regulation S-K. We hereby undertake to furnish copies of the omitted schedule or exhibit upon request by the Securities and Exchange Commission.
†	Management contract or compensatory plan or arrangement.
#	Portions of this exhibit (indicated by asterisks) have been redacted in compliance with Regulation S-K Item 601(b)(10)(iv).

(b) Financial Statement Schedules.

All financial statement schedules are omitted because the information called for is not required or is shown either in the financial statements or in the notes thereto.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)(i) That, for the purpose of determining liability under the Securities Act to any purchaser,

(A) each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fairfield, Connecticut on April 1, 2022.

GREENIDGE GENERATION HOLDINGS INC.

By:	/s/ Jeffrey E. Kirt
Jeffrey E. Kirt
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey E. Kirt	Chief Executive Officer (Principal Executive Officer) and Director	April 1, 2022
Jeffrey E. Kirt

*	Chief Financial Officer (Principal Financial and Accounting Officer)	April 1, 2022
Robert Loughran

*	Vice Chairman of the Board of Directors	April 1, 2022
George (Ted) Rogers

*	Chairman of the Board of Directors	April 1, 2022
Timothy Fazio

*	Director	April 1, 2022
Jerome Lay

*	Director	April 1, 2022
Andrew M. Bursky

*	Director	April 1, 2022
Timothy Lowe

*	Director	April 1, 2022
Daniel Rothaupt

*	Director	April 1, 2022
David Filippelli

*	Director	April 1, 2022
Michael Neuscheler

*By:	/s/ Jeffrey E. Kirt
Jeffrey E. Kirt
Attorney-in-Fact